Exhibit 99.1

INmune Bio Inc. to Report Third Quarter 2025 Financial Results and Provide a Corporate Update on Thursday, October 30, 2025

Management to host conference call and webcast at 4:30 pm ET on that day

Boca Raton, Florida, Oct. 23, 2025 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (the “Company”), INmune Bio Inc. (NASDAQ: INMB), a clinical-stage inflammation and immunology company, today announces that it will host a conference call on Thursday, October 30, 2025 at 4:30 PM Eastern Time to discuss results for its third quarter ended September 30, 2025 and to provide a corporate update.

Conference Call Information

To participate in this event, dial-in approximately 5 to 10 minutes before the beginning of the call. Please ask for the INmune Bio Third Quarter Conference Call when reaching an operator.

Date: October 30, 2025
Time: 4:30 PM Eastern Time
Participant Dial-in: 1-800-225-9448
Participant Dial-in (international): 1-203-518-9708
Conference ID: INMUNE

A live audio webcast of the call can be accessed using this link:
https://viavid.webcasts.com/starthere.jsp?ei=1733354&tp_key=a3c75da53b

A transcript will follow approximately 24 hours from the scheduled call. A replay will also be available through November 13 by dialing 1-844-512-2921 or 1-412-317-6671 (international) and entering PIN no. 11159914.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has three product platforms: the Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. The second program, CORDStrom™, is a proprietary pooled, allogeneic, human umbilical cord-derived mesenchymal Stromal/Stem cell (hucMSCs) platform that recently completed a blinded randomized trial in recessive dystrophic epidermolysis bullosa. The third program, INKmune®, is designed to prime a patient’s natural killer cells to eliminate minimal residual disease in patients with cancer and is currently in a trial in metastatic castration-resistance prostate cancer. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release related to the development or commercialization of product candidates and other business and financial matters, including without limitation, trial results and data, including the results of the Phase 2 MINDFuL trial, the timing of key milestones, future plans or expectations for the treatment of diseases, and the prospects for receiving regulatory approval or commercializing or selling any product or drug candidates may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to several risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements because of these risks and uncertainties. CORDstrom™, XPro1595 (XPro™, pegipanermin), and INKmune®™ have either finished clinical trials, are still in clinical trials or are preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contacts:

David Moss
Chief Executive Officer
(858) 964-3720
info@inmunebio.com

Daniel Carlson
Head of Investor Relations
(415) 509-4590
dcarlson@inmunebio.com